Exhibit 10.36


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.















                     AGREEMENT BETWEEN FIVECOM LLC AND E/PRO

                    ENGINEERING AND ENVIRONMENTAL CONSULTING

                                     FOR THE

                               ADSS CABLE PROJECT

                                      [**]

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS...................................................4

ARTICLE 2.  CONTRACT DOCUMENTS............................................5

ARTICLE 3.  SITE INVESTIGATION............................................7

ARTICLE 4.  DIFFERING SITE CONDITIONS.....................................7

ARTICLE 5.  SITE ACCESS AND RIGHTS OF WAY.................................8

ARTICLE 6.  SURVEYS.......................................................8

ARTICLE 7.  PROSECUTION OF THE WORK.......................................8

ARTICLE 8.  MATERIALS, EQUIPMENT AND APPLIANCES...........................9

ARTICLE 9.  LABOR AND SUPERVISION.........................................9

ARTICLE 10.  ROYALTIES AND PATENTS........................................9

ARTICLE 11.  PERMITS, LICENSES AND REGULATIONS...........................10

ARTICLE 12.  INSPECTION OF WORK..........................................10

ARTICLE 13.  WARRANTY....................................................11

ARTICLE 14.  PAYMENTS....................................................11

ARTICLE 15.  CHANGES.....................................................11

ARTICLE 16.  EXTENSIONS OF TIME..........................................12

ARTICLE 17.  CLAIMS......................................................13

ARTICLE 18.  RIGHTS AND REMEDIES.........................................13

ARTICLE 19.  TERMINATION.................................................14

ARTICLE 20.  SUSPENSION OF WORK..........................................14

ARTICLE 21.  COMPLETION AND ACCEPTANCE...................................15

                                        2




ARTICLE 22.  INDEPENDENT CONTRACTOR......................................16

ARTICLE 23.  PROTECTION OF THE PUBLIC
             AND OF WORK AND PROPERTY....................................16

ARTICLE 24.  INSURANCE...................................................17

ARTICLE 25.  ASSIGNMENT..................................................20

ARTICLE 26.  This Article intentionally deleted..........................20

ARTICLE 27.  SUBCONTRACTS................................................20

ARTICLE 28.  This Article intentionally deleted..........................20

ARTICLE 29.  ARBITRATION.................................................20

ARTICLE 30.  GOVERNING LAW...............................................21

ARTICLE 31.  NOTICE......................................................21

ARTICLE 32.  MISCELLANEOUS PROVISIONS....................................21

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     THIS AGREEMENT (the "Contract") is entered into this 17th day of January 1997, between FiveCom, LLC, a Massachusetts Limited Liability Company ("Owners") and CMP International Consultants a Maine Corporation d/b/a E/PRO Engineering and Environmental Consulting "Contractor", in connection with that work of Improvement known as the FiveCom of Maine Project to be constructed for Owner on a [**].

The Owner wishes to engage the Contractor to perform the Work, as defined below, on the terms and conditions set forth in the Contract Documents, as defined below.

NOW, THEREFORE, the parties agree as follows:

A. The Contractor shall perform the Work in compliance with the Contract Documents, which consist of this Contract (including the General Conditions), the attached Schedules, and any supplementary, special or other conditions drawings, specifications, all addenda issued prior to the execution of this Contract, and all change orders, modifications, and amendments issued after execution of this Contract. The Contract Documents are specifically enumerated in the attached Schedule A.

B. The Contractor shall supply all labor, equipment and supervision necessary to complete all of the work described in the attached Schedule B (the "Work").

C. The Work shall be commenced and completed according to the Project Schedule attached as Schedule C, subject to such extensions and modifications as are made pursuant to the Contract Documents.

D. The Owner shall pay the Contractor in current funds for the performance of Work, subject to additions and deductions as provided in the Contract Documents the Estimated Contract Price of [**]more fully described in attached Schedule D. All provisions regarding liquidated damages are fully set forth in Schedule D.

GENERAL CONDITIONS
------------------

ARTICLE 1.  DEFINITIONS

In this Contract, the following definitions shall apply:

1.1 ADSS Cable-All Dielectric Self Supported Cable, the type of cable specified for the project.

1.2 Contract - The signed agreement (i.e., this document) between the Owner and the Contractor that is a part of the Contract Documents.

1.3 Contract Documents - As defined in Paragraph 2.1.

1.4 Contractor - The person, partnership or corporation signatory to the Contract who is to perform the Work in accordance with the Contract Documents.

1.5 Contract Price - The total estimated compensation to be paid to the Contractor for the performance of the Work, as may be amended during the course of performance of the Work.

1.6 Contract Time - The number of calendar days as set forth in the Contract, as may be amended by the Contract Documents, during which Substantial Completion of the Work must be achieved.

1.7 Final Completion - The completion of the Work, including the submission of all final releases, documents and manuals required by the Contract Documents.

1.8 Owner - FiveCom LLC or its authorized representative designated by the Owner in writing, on whose authority, acts, and instructions the Contractor may rely, unless otherwise limited in writing by the Owner.

1.9 Project - The facility or structure(s) to be constructed as part of the Work.

1.10 Subcontractor - Any person, partnership or corporation which has a contract with the Contractor to furnish labor, material or equipment as part of the Work.

1.11 Substantial Completion - The point in the progress of the Work when the Owner may use the Project for the purpose intended.

1.12 Work - The total of the Contractor's responsibilities as set forth in the Contract Documents, including but not limited to the construction of the Project.

ARTICLE 2.  CONTRACT DOCUMENTS

2.1 The Contract Documents shall consist of those documents, set forth in Schedule A attached to this Contract, and all change orders, modifications and amendments issued after execution of this Contract.

2.2 The following rules, in addition to those generally applicable to contracts, shall govern the interpretation of the Contract:

     2.2.1 The Contract Documents are complementary and what is required by any document shall be as binding as if required by all.

     2.2.2 The supremacy of documents is:

          a. A document with a more recent date

          b. This contract

          c. Specifications

          d. Drawings

     2.2.3 Materials or work described in words which, so applied, have a well known technical or trace meaning, shall be held to refer to such recognized standards.

2.3 The responsibility for design, drawings, specifications and submittals shall be as follows:

     2.3.1 The Owner shall be responsible for the adequacy of design and sufficiency of the drawings and specifications.

     2.3.2 The Owner shall furnish drawings and specifications which adequately represent the requirements of the Work. All such drawings and instructions shall be consistent with the Contract Documents and shall be true developments of them. Unless otherwise provided, the Contractor will be furnished free of charge all copies of drawings and specifications reasonably necessary for the execution of the Work.

     2.3.3 All drawings and specifications furnished to the Contractor are the property of Owner and shall not be reused on other work. With the exception of one document set, all sets are to be returned to the Owner at the completion of the Work.

     2.3.4 If the Contractor, in the course of the Work, finds any discrepancy between the drawings and the physical conditions of the locality, or any errors or omissions in drawings or in the layout as, given by survey points and instructions, he shall promptly inform the Owner in writing, and the Owner shall promptly verify the same. Any work done after such discovery, except authorized, shall be done at the Contractor's risk.

     2.3.5 All shop drawings, submittals and other documents furnished by the Contractor or its Subcontractors become Owner's property.

     2.3.6 The Contractor shall furnish to the Owner all shop drawings, submittals and other documents required by the Contract Documents in sufficient time to permit review and approval by the Owner. The Owner shall return such documents to the Contractor within a reasonable time, and in no event later than required in order to avoid delays in the Work, either approved or with such other notation, including correction and resubmittal, as may be required under the circumstances. Further resubmittals and subsequent reviews and approvals shall be made promptly.

ARTICLE 3.  SITE INVESTIGATION

3.1 The Owner has made known to the Contractor, prior to the receipt of bids, all information of which it is aware as to surface and subsurface conditions in the vicinity of the Work.

3.2 The Contractor has satisfied itself as to the nature and location of the Work the character of equipment and facilities needed preliminary to and during the prosecution of the Work, the general and local conditions, and other matters which can reasonably be expected to affect the Work under this Contract.


ARTICLE 4.  DIFFERING SITE CONDITIONS

4.1 The Contractor shall promptly, before such conditions are disturbed, notify the Owner in writing of:

     4.1.1 Subsurface or latent physical conditions at the site differing materially from those indicated in the Contract Documents; or

     4.1.2 Previously unknown physical or other conditions at the site of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Contract.

4.2 The Owner shall promptly investigate the conditions and, if it finds that such conditions do so materially differ and cause an increase or decrease in the cost of, or the time required for performance of this Contract, an equitable adjustment in the Contract Price and the Contract Time shall be made. Any claim of the Contractor for adjustment shall not be allowed unless he has given prompt notice of such event;

provided however, that the Owner may, if it determines that the facts so justify, consider and adjust any such claims that are later asserted before the date of final settlement of the Contract.

4.3 The discovery of hazardous material, not specifically identified in the Contract Documents with respect to its location and quantity shall be deemed to be a differing site condition pursuant to this article. Hazardous material is defined as PCB's, asbestos, or any other material, removal of which is governed by the doctrine of strict liability under federal or Maine law. If hazardous material is discovered:

     4.3.1 The Contractor shall immediately (a) give notice to the Owner of such discovery; (b) stop that portion of the Work affected by such material; and (c) sufficiently protect the work to prevent exposure of persons to such material.

     4.3.2 The Contractor shall have no obligation to perform any corrective or remedial work that would require the handling of or exposure to hazardous material. Contractor will advise Owner on appropriate action in order to proceed with this Work:

          (a) Based on the time for corrective or other action required, an equitable adjustment in the Contract Price and the Contract Time shall be made for such work.

4.4 The Owner shall have the sole responsibility for furnishing all written warnings, notices or postings required by state or federal law regarding the use or existence of hazardous or potentially hazardous substances.


ARTICLE 5.  SITE ACCESS AND RIGHTS OF WAY

5.1 The Owner shall provide. no later than the date when needed by the Contractor the lands upon which the Work is to be performed, including convenient access to the lands and any other lands designated in the Contract Documents for use by the Contractor. Any delay in the furnishing of these lands shall entitle the Contractor to an equitable adjustment in the Contract Price and the Contract Time.

5.2 The Contractor shall provide at its own expense any additional land excess of that provided by the Owner that it may require.


ARTICLE 6.  SURVEYS

In addition to the information required to have been furnished by the Owner pursuant to Article 3, the Owner shall furnish for the Work all necessary surveys and reports describing the physical characteristics, soil, geological and subsurface conditions, legal limitations, utility locations and legal description. The Owner shall establish such land surveys and baselines so that the Contractor may locate the principal parts of the Work and perform such detailed surveys to perform the Work. The Contractor shall preserve all bench marks and reference points established by the Owner and shall be responsible to restore them due to any destruction caused by the Contractor's operations.


ARTICLE 7.  PROSECUTION OF THE WORK

7.1 Within fourteen days (14) after award of the Contract, the Contractor shall prepare and submit to the Owner an estimated progress schedule indicating the starting and completion dates for the various stages of the Work and the sequence of construction. Thereafter, the Contractor shall submit weekly updates of the schedule reflecting any changes in such dates or sequence.

7.2 The Contractor shall diligently prosecute the Work in order to achieve Substantial Completion within the Contract Time.

7.3 The Contractor shall achieve Final Completion as promptly as practicable after Substantial Completion.

7.4 The Contractor shall, at its own expense, keep the site of the Work free from accumulation of rubbish and waste materials; upon completion of the Work, it shall remove all rubbish waste materials, temporary structures, equipment and surplus materials.


ARTICLE 8.  MATERIALS, EQUIPMENT AND APPLIANCES

8.1 Unless otherwise provided by the Contract. the Contractor shall provide and pay the cost, including taxes, for all labor, equipment, tools, transportation and all other services and facilities necessary for the execution and completion of the Work.

8.2 Unless otherwise specified, all materials incorporated in the Work shall be new and both workmanship and material shall be of good quality. The Contractor shall, if required, furnish satisfactory evidence as to the kind and quality of materials.


ARTICLE 9.  LABOR AND SUPERVISION

9.1 The Contractor shall at all times maintain good discipline and order among its employees. It shall provide competent, suitably qualified personnel to perform the work assigned to them.

9.2 The Contractor shall employ on the site of the Work a competent superintendent and such necessary assistants to represent the Contractor and receive communications for the Contractor from the Owner. Important communications shall be confirmed by the Owner in writing; otherwise, written confirmation shall be made upon request.


ARTICLE 10.  ROYALTIES AND PATENTS

The Contractor shall pay all royalties and license fees and shall defend the Owner against all suits and claims and save harmless the Owner from all damages arising from infringement of any patent rights connected with the Work. However, the Contractor shall not be responsible if such infringement arises from the use of a particular process or product specified by the Owner unless the Contract identified such process or product as being patented.


ARTICLE 11.  PERMITS, LICENSES AND REGULATIONS

11.1 Permits and licenses of a temporary nature necessary for the prosecution of the Work shall be obtained and paid for by the Owner. The Owner shall assist the Contractor in obtaining such permits and licenses when requested to do so. Unless otherwise provided, permits, licenses and easements for permanent structures or permanent in existing facilities shall be secured and paid for by the Owner.

11.2 The Contractor shall give all notices and comply with all laws, ordinances. rules and regulations bearing on the performance of the Work in effect at the time of contract signing. Any subsequent change in law which affects Contractor performance of the work, shall entitle Contractor to an equitable adjustment in the contract price and contract time. If the Contractor observes that the drawings and specifications are at variance with such laws, ordinances, rules and regulations, the Owner shall promptly be notified. Any necessary changes in the Work as a result of such variance will entitle the Contractor to an equitable adjustment in the Contract Price and the Contract Time.


ARTICLE 12.  INSPECTION OF WORK

12.1 The Owner shall provide sufficient competent personnel to visit and inspect the site during the course of the Work to determine in general whether the Work is being performed in a manner which is consistent with the Contract Documents. Notwithstanding such Inspection, the Contractor will be held responsible for the acceptability of the finished Work, and defective work shall be corrected.

12.2 The Owner and its representatives shall at all times have access to the Work whenever it is in preparation or progress, and the Contractor shall provide proper facilities for such access and for inspection.

12.3 If the specifications, laws, ordinances, or any public authority require any work to be specifically tested or approved, the Contractor shall give the Owner timely notice of its readiness for inspection and of the date fixed for such inspection. Inspections by the Owner shall be made promptly, and, where practicable, at the source of supply. If any work should be covered up without approval or consent of the Owner, it must, if required by the Owner, be uncovered for examination and properly restored at the Contractor's expense, unless the Owner has unreasonably delayed inspection.

12.4 If a portion of the Work has been covered which the Owner has not specifically requested to observe prior to its being covered, the Owner may request to see such work and it shall be uncovered by the Contractor. If such work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate change pursuant to Article 15, be charged to the Owner. If such work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor, in which event the Owner shall be responsible for payment of such costs.


ARTICLE 13.  WARRANTY

13.1 The Contractor warrants to the Owner that the Work will be performed in accordance with the Contract.

13.2 Prompt written notice of all defects in the Work shall be given to the Contractor within one year of Substantial Completion. The Contractor shall at its sole cost promptly make the necessary corrections, including the repair of any work damaged in making such corrections. However, the Owner may accept any defective work and agree with the Contractor on an appropriate adjustment in payment.


ARTICLE 14.  PAYMENTS

14.1 The Owner shall pay to the Contractor the Contract Price, as may be amended pursuant to Article 15, as full compensation for the Work.

14.2 Periodically, but not less frequently than monthly, the Owner shall pay the Contractor for the value of the work performed less the amount of previous payments and any payments or portions thereof that are in dispute. Disputed payments will be resolved in accordance with Article 29. Payment shall be made within ten (10) working days after submission of a properly documented requisition.

14.3 The Contractor agrees that all work, materials and equipment covered by an application for payment will pass to the Owner free and clear of all liens, claims, security interests or encumbrances upon payment by the Owner. At the request of the Owner, the Contractor shall provide waivers and lien releases from all persons who may be potential lien claimants as a prerequisite to the Owner's obligation to disburse progress and final payments.

14.4     This Article intentionally omitted.

14.5 Upon Final Completion and acceptance of the Work, the Owner shall pay the Contractor all amounts remaining to be paid under the Contract, less any amounts the Owner is entitled to retain under the other provisions of this Contract.


ARTICLE 15.  CHANGES

15.1 The Work shall be subject to change by additions, deletions or revisions by Owner. The Contractor will be notified of such changes by receipt of additional and/or revised drawings, specifications, exhibits or written orders.

15.2 Whenever an equitable adjustment in the Contract Price or the Contract Time is provided for under the Contract Documents, or if the Owner has notified the Contractor of a change, the Contractor shall submit to the Owner within a reasonable time a detailed estimate together with any adjustments in the schedule reflecting any changes in the Contract Price and the Contract Time. Pricing shall be in accordance with the pricing structure of this Contract; however, to the extent that such pricing is inapplicable, the cost of the change or the amount of the adjustment shall be determined on the basis of cost to the Contractor (except in the case of Contractor-owned equipment rates) plus reasonable amounts for overhead and profit.

15.3 The Contractor shall not perform changes in the Work in accordance with Paragraphs 15.1 and 15.2 (until the Owner has approved in writing the changes in the Contract Price and Contract Time, except as set forth in Paragraph 15.4 below.) Upon receiving such written approval from the Owner, the Contractor shall diligently perform the change in strict accordance with this Contract.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



15.4 Notwithstanding Paragraph 15.3, the Owner may expressly authorize the Contractor in writing to perform the change prior to approval of price and schedule adjustments by the Owner. The Contractor shall not suspend performance of this Contract during the review and negotiation of any change, except as may be directed by the Owner pursuant to Article 20, so long as the change is a reasonably foreseeable alteration to the Work originally contemplated by the Contract Documents. In the event the Owner and the Contractor are unable to reach agreement on changes in the Contract Price and the Contract Time, the matter shall be resolved in accordance with Article 17.

ARTICLE 16.  EXTENSIONS OF TIME

16.1 The Contract Time shall be extended as necessary to compensate for delay in the progress of the Work resulting from changes in the Work authorized by Owner, suspension of the Work (in whole or in part) by the Owner, any other act or omission by the Owner or its employees, agents or representatives contrary to the provisions of the Contract or by another contractor employed by the Owner, or any other cause which could not have been reasonably foreseen, or which is beyond the control of the Contractor, its subcontractors, and which is not the result of their sole fault or sole negligence, including, but not restricted to, acts of any governmental authority, acts of a public enemy, acts of God, fire, unusual delay in transportation, abnormal weather, conditions, or labor disputes (including strikes), and Owner's inability to secure applicable permits and licenses.

16.2 The Contractor shall give to the Owner notice of any delay within five (5) calendar days of the occurrence or commencement of a cause of delay. Failure to give notice of any delay within a reasonable time shall constitute a waiver by the Contractor of any claim for extension of the Contract Time resulting from that cause of delay. The Contractor's notice shall include an estimate of the probable effect of the cause of delay on the progress of the Work.

16.3 With respect to any delay resulting from any act or neglect by the Owner or its employees, agents or representatives or by another contractor employed by the Owner, and which delay is not otherwise specifically provided for in the Contract Documents, the Contractor may recover from the Owner any damages incurred as a result of such delay in accordance with Article 15.

16.4 With respect to any delay resulting from the fault or neglect of the Contractor, any Subcontractor, or those under the control of either, the Contractor shall pay to the Owner the sum specified in the attached Schedule D [**] not as a penalty, but as liquidated damages, since the actual damages for such delay are uncertain and would be impracticable or extremely difficult to ascertain.


ARTICLE 17.  CLAIMS

17.1 Subject to the provisions of Article 15, the Contractor shall give to the Owner written notice within a reasonable time after the happening of any event which the Contractor believes may give rise to a claim for an equitable adjustment in the Contract Price or the Contract Time. Within a reasonable time after the happening of such event, the Contractor shall supply the Owner with a statement supporting such claim, which statement shall include a detailed estimate of the change in the Contract Price and the Contract Time. If requested by the Owner in writing, the Contractor shall provide reasonable documentation to substantiate its claim. The Contractor agrees to continue performance of the Work during the time any claim is pending, so long as the work requested is a reasonably foreseeable addition to the work originally contemplated in the Contract Documents. The Owner shall not be bound to any adjustments in the Contract Price or the Contract Time unless expressly agreed to by the Owner in writing. No claim shall be allowed if asserted after final payment under this Contract.

17.2 Claims by either party for damages due to injury or damage to person or property or for delay, interference, suspension or interruption of work or for any other damage shall be made in writing to the other party within a reasonable time after the happening of such event or the first observance of such cause for damage.


ARTICLE 18.  RIGHTS AND REMEDIES

18.1 The duties, obligations, rights and remedies in these Contract Documents shall be cumulative, in addition to, and not a limitation of, any duties, obligations, rights and remedies otherwise imposed or available by law, unless otherwise indicated.

18.2 No action or failure to act by the Owner or Contractor shall constitute a waiver of any right or duty afforded any of them under the Contract, nor shall any such action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing or specified in the Contract.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


ARTICLE 19.  TERMINATION

19.1 Should the Owner become insolvent or commit a material breach or default under the Contract, including, but not limited to, failure to pay timely undisputed sums due to the Contractor, and fail to act in good faith to remedy the same within ten (10) days after notice from the Contractor, then the Contractor may terminate this Contract. The Contractor shall be entitled to all damages incurred as a result of such termination.

19.2 Should the Contractor become insolvent, or should the Contractor refuse or neglect to supply a sufficient number of properly skilled walkmen or tools within the Contractor's control, or should the Contractor commit a substantial breach of this Contract and should the Contractor fail to act in good faith to remedy such within ten (10) days after written demand by the Owner, the Owner may terminate this Contract. Upon any such termination, the Contractor shall be compensated for all costs incurred for that portion of the Work then performed. The Contractor shall be liable for any costs incurred by the Owner in completing the Contract in excess of the difference between the Contract Price and the amount paid to the contractor to the date of termination.

19.3 The Owner reserves the right to terminate the Work for its convenience upon notice in writing to the Contractor. In such event, the Contractor shall be paid its actual costs for that portion of the Work performed to the Date of termination and for all costs of termination, including demobilization and any termination charges by vendors and subcontractors, [**] of all such costs for overhead and profit. If, for any reason, within six (6) months of the actual date of cessation of work the Owner elects to resume the Work, using another contractor, the Contractor shall be entitled to payment of its actual profits for performance of all of the Work.

19.4 In the event the Contractor's insurance shall lapse, this Contract shall immediately be suspended for three (3) days to allow the Contractor to reinstate insurance coverage. No schedule extension shall be allowed for this event.


ARTICLE 20.  SUSPENSION OF WORK

20.1 The Owner may at any time by notice to the Contractor suspend further performance of all or any portion of the Work by the Contractor. The notice shall specify the date and the estimated duration of the suspension. Any suspension shall not exceed forty-five (45) consecutive calendar days nor shall the total of all

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



suspensions exceed ninety (90) calendar days. Upon receiving any such notice, the Contractor shall promptly suspend further performance of the Work to the extent specified in the notice, and during the period of such suspension shall properly care for and protect all work in progress and equipment that the Contractor has on hand for performance of the Work. The Owner may at any time withdraw the suspension of performance of the Work as to all or part of the suspended work by notice to the Contractor specifying the effective date and scope of withdrawal, and the Contractor shall resume diligent performance of the Work for which the suspension is withdrawn, as soon thereafter as is reasonably
- possible and the Contract time shall be extended day for day for the length of suspension duration.

20.2 Unless suspension pursuant to this section is caused by the default of the Contractor or any of the provisions of the Contract Documents, the Contractor shall be entitled to recover from the Owner any damages as a result of any suspension in accordance with Article 15.

20.3 If any suspension not caused by the default of the Contractor exceeds the time periods set forth in Paragraph 20.1, the Contractor may at its option terminate this Contract in accordance with Paragraph 19.3.


ARTICLE 21.  COMPLETION AND ACCEPTANCE

21.1 The Contractor shall be responsible for the Work until Final Completion, except for any part of the Work partially accepted as set forth below in Paragraph 21.5.

21.2 The Contractor shall notify the Owner upon Substantial Completion of the Work. The Owner shall promptly verify whether Substantial Completion has occurred. If not, the Owner shall promptly state in writing to the Contractor what must be done to achieve Substantial Completion. This procedure shall be repeated until Substantial Completion has been achieved. Payment to the Contractor for achieving Substantial Completion shall be made in accordance with Paragraph 14.4.

21.3 The Contractor shall notify the Owner upon Final Completion of the Work. The Owner shall promptly verify whether Final Completion has occurred. If not, the Owner shall promptly state in writing to the Contractor what must be done to achieve Final Completion. This procedure shall be repeated until Final Completion has been achieved. Payment to the Contractor for achieving Final Completion shall be made in accordance with Paragraph 14.5.

         21.4 If at any time prior to the issuance of the certificate of Substantial Completion, any portion of the permanent construction has been satisfactorily completed, and if the Owner determines that such portion of the permanent construction is not

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



required for the operations of the Contractor, the Owner shall issue to the contractor a certificate of partial completion, and the Owner may take over and use the portion of the permanent construction described in such certificate.

21.5 The issuance of a certificate of partial completion shall not operate to release the Contractor from any obligations under this Contract, but shall determine the beginning date of any warranties solely applicable to the completed portion. Upon such issuance the Owner shall be responsible for all maintenance, utilities, insurance and other similar expenses with respect to such use. If such prior use increases the cost of or delays the Work, the Contractor shall be entitled to an increase in the Contract Price of the Contract Time, or both.


ARTICLE 22.  INDEPENDENT CONTRACTOR

22.1 The Contractor, its employees, subcontractors and those under its control shall perform all Work as independent contractors, and shall not be deemed to be the employees or agents of the Owner for any purpose whatsoever.

22.2 This Contract is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between Contractor and Owner, and no party hereto shall be liable for the payment or performance of any debts obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, and will be solely responsible for all compensation of such employees, including social security, withholding and worker's compensation responsibilities.


ARTICLE 23.  PROTECTION OF THE PUBLIC AND OF WORK AND PROPERTY

23.1 The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the Work.

23.2 The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

      a.  all employees on the Work and all other persons who may be affected;
      b.  all the Work and its materials and equipment;
      c.  other property at or adjacent to the site of the Work.

23.3 The Contractor shall give all notices and comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damages, injury or loss.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


23.4 In any emergency affecting the safety of persons or property, the Contractor shall act to prevent threatened damage, injury or loss, and, if such emergency is not the fault of the Contractor, shall be entitled to an equitable adjustment in the Contract Price and the Contract Time.

ARTICLE 24.  INSURANCE

24.1     Contractor's Insurance

          24.1.1 The Contractor shall procure and maintain insurance as set forth in Paragraph 24.1.3 below which will protect the Contractor from claims arising out of the Contractor's operations under this contract including claims against the Contractor arising out of operations performed for the Contractor by Subcontractors. Insurance shall be secured from an insurer currently authorized to do business in the state in which the Work is located. Insurance coverage shall be at limits specified in the Contract Documents. Insurance shall be maintained continuously from the commencement of the Work until final payment and thereafter to the extent coverage following final payment is required by the Contract Documents.

          24.1.2 Certificates of insurance shall be filed with the Owner prior to commencement of the Work. The Certificate of Insurance shall provide that there will be no cancellation of coverage without thirty (30) days prior written notice to the Owner. If any reduction of coverage occurs, the Contractor shall furnish the Owner with information regarding such reduction as soon as reasonably possible.

          24.1.3 The Contractor shall maintain the following insurance:

     Workers' Compensation and Employers Liability Insurance in the amount of [**].

     General Liability Insurance under either a Comprehensive General Liability or Commercial General Liability policy providing insurance for Bodily Injury and Property Damage Liability and including coverage for:

     Personal Injury Liability in the amount of [**].

     Automobile Bodily Injury and Property Damage Liability Insurance including coverage, for hired and non-owned automobiles in the amount of [**].

24.2 Owners Liability Insurance

          24.2.1 The Owner shall secure and maintain liability insurance to protect the Owner. The Owner, at its option may purchase and maintain additional liability insurance to protect the Owner against claims arising out of performance of the Work under the Contract. The Contractor shall not be responsible for purchasing liability insurance for the Owner.

24.3 Property Insurance

          24.3.1 Unless otherwise provided by supplement or addendum to this Contract, the Owner shall, prior to commencement of the Work, secure and maintain property insurance in the amount of the original contract price from an insurer authorized to do business in the state in which the Work is located. The amount of insurance shall be adjusted, from time to time, to reflect modifications in the Contract Price. This property insurance shall be maintained until the work has been completed and accepted by the Owner and final payment has been made as provided in this Contract. Property insurance shall cover the Owner, Contractor, Subcontractors and Sub-subcontractors for their interest in the Work.

          24.3.1.1 Property insurance shall be provided on a broad or all-risk policy form and shall insure against the perils of fire and extended coverage and for other physical loss or damage including coverage for theft, vandalism, malicious mischief, collapse, debris removal (including demolition occasioned by enforcement of any applicable legal requirements) and shall also cover reasonable compensation for Architect's services and expenses required because of such insured loss. The insurance will also cover offsite and transit exposures, Insurance for loss caused by flood, surface waters and earthquake shall not be required unless otherwise provided in the Contract and the Owner shall bear the responsibility for such loss.

          24.3.1.2 If the Owner does not intend to purchase the required property insurance, the Owner shall inform the Contractor in writing prior to commencement of the Work. The Contractor may then obtain insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor then the Owner shall bear all costs attributable thereto.

          24.3.1.3 If property insurance deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required deductibles above the amounts so identified, the Owner shall be responsible for payment of the additional costs not covered because of such increased deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

          24.3.1.4 Prior to the first date on which any risk of an exposure to loss may occur, the Owner shall provide the Contractor with a complete copy of each policy that includes insurance coverages required by this Paragraph 24.3. The policy shall contain a provision that it will not be cancelled unless thirty
(30) days prior written notice has been given to the Contractor.

          24.3.2 Loss of Use Insurance. At the Owner's option, the Owner may secure insurance to insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused.

          24.3.3 Boiler and Machinery Insurance. Owner-procured Boiler and Machinery insurance (if required by the Contract Documents) shall specifically cover specified insured objects during installation and until final acceptance by the Owner. This insurance shall Insure the Interests of the Owner, Contractor. Subcontractors, and Sub-subcontractors in the specified work.

          24.3.4 If the Contractor makes a timely written request that insurance for risks and perils other than those required herein be included in the property insurance policy, the Owner shall use its best efforts to secure pricing for such insurance coverage. If the price is acceptable to the Contractor, the cost of such added coverage shall be charged to the Contractor by appropriate Change Order.

          24.3.5 If the Owner insures other real or personal properties near the work site, by property insurance under policies separate from those in during the Project, or if after final payment. property insurance is provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 24.3.6 for damages caused by perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement.

          24.3.6 Waivers of Subrogation. The Owner and Contractor waive all rights against each other and any of their Subcontractors, Sub-subcontractors, agents and employees for damages caused by perils (and to the extent of insurance for such perils) covered by property insurance obtained pursuant to this Subcontract or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or the Contractor, as appropriate, shall require Subcontractors and Sub-subcontractors to provide similar waivers (written where legally required for validity) each in favor of all other parties enumerated in this subparagraph 24.3.6. The policies shall provide such waivers of subrogation by endorsement if an endorsement is required.

          24.3.7 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insurers, as their interests may appear, subject to requirements of any applicable mortgagee clause. Written notice of any proposed settlement or adjustment shall be timely sent to the Contractor. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and shall require subcontractors to make payments to their Sub-subcontractors in a similar manner.

          24.3.8 The Owner shall have no right to partial occupancy or use and the same shall not commence until the insurance company providing property insurance has consented to such partial occupancy or use. The Owner and the Contractor shall take reasonable steps to obtain consent of the Insurance company and shall not take action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of the required property insurance.

ARTICLE 25.  ASSIGNMENT

Neither party shall assign the Contract without the written consent of the other party, such consent not to be unreasonably withheld. This section shall not apply to the subcontracting by the Contractor or Owner of any portion of the Work.

ARTICLE 26.  This Article intentionally deleted.

ARTICLE 27.  SUBCONTRACTS

Nothing contained In the Contract Documents shall create any contractual relationship between any Subcontractor and the Owner, unless otherwise indicated in the Scope of Work.

ARTICLE 28.  This Article intentionally deleted.

ARTICLE 29.  ARBITRATION

29.1 Prior to seeking resolution of disputes by arbitration as described in this
Article 29, resolution of any controversy, claim or dispute shall be sought in discussions between senior executives of both the Owner and Contractor. In the event resolution cannot be achieved within ten (10) days in the manner described above, resolution of any controversy or claim arising out of or relating to this Contract or its alleged breach which cannot be resolved as described above shall be settled by arbitration in accordance with the Construction Industry Rules of the American Arbitration

Association in effect on the date of the Contract, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Arbitration will be held in Augusta, Maine.

29.2 Should any other party arbitrate a claim or dispute by or against the Owner involving similar issues of law or fact arising out of this Contract, the Owner and Contractor consent to consolidation of such arbitration with any arbitration brought under this Contract. The Owner agrees to include a similar clause in any contracts with such other parties so as to require consent to such consolidation from them.

ARTICLE 30.  GOVERNING LAW

The Contract shall be governed by the law of Massachusetts without regard to conflicts or principles of law.

ARTICLE 31.  NOTICE

Any notice required by this Contract to be given shall be in writing and shall be delivered during normal business hours or mailed first class postage prepaid. If notice is to be given to the Owner or the Contractor, it shall be sent to the postal address shown in the signature block at the end of the Contract, or to such other address as either party may designate for itself by notice to the other. Notice shall be effective upon personal delivery or five (5) calendar days after the date of mailing.


ARTICLE 32.  MISCELLANEOUS PROVISIONS

The following general provisions shall apply to this Contract:

32.1 This Contract contains the entire agreement between the parties, and supersedes all prior or contemporaneous written or oral communications.

32.2 This Contract may not be changed or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change or termination is sought. No breach of any agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

32.3 This Contract may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

32.4 Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Contract, nor shall it be considered to be a waiver by such party of any other covenant, condition or promise contained herein.

The waiver of either or both parties of the time for performing any act shall not be construed as a waiver of any other required to be performed at a later date.

32.5 Each person executing this Contract represents that the execution of this Contract has been duly authorized by the party on whose behalf the person is executing the Contract and that such person is authorized to execute the Contract on behalf of such party.

32.6 If any party hereto commences an action or arbitration proceeding to interpret or enforce this Contract or any provision hereof, the prevailing party shall be entitled to an award of costs and attorneys' fees in addition to all other amounts awarded by the court or arbitrator.

32.7 The terms, covenants and conditions of this Contract shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the respective parties to this Contract.

32.8 If any provision of this Contract is determined to be illegal or unenforceable for any reason, the same shall be severed from the Contract and the remainder of the Contract shall be given full force and effect.

32.9 Time is of the essence of this Contract and each and every one of its provisions.

32.10 All exhibits attached to the Contract are incorporated as if set forth in full.


Dated:   2/4/97                              Dated:   2/4/97
      ------------------------                      ---------------------------

OWNER:                                       CONTRACTOR

By:/s/ Victor Colantonio                     By: /s/ Robert Letourneau
   ----------------------------                 -------------------------------
     (name)                                      (name)
Title: President, FiveCom, Inc.              Title:  Vice President
as Manager of FiveCom LLC,
as Manager of FiveCom of Maine
c/o FiveCom, Inc.
391 Totten Pond Road, Suite 401              41 Anthony Ave.
-------------------------------              -----------------------------------
(Address)                                    (Address)

Waltham, MA  02154                           Augusta, ME  04330
----------------------------------           ----------------------------------

                                   Schedule A
                                   ----------

                               Contract Documents
                               ------------------

1.   This Contract (including General Conditions)
2.   Schedule A - List of Contract Documents
3.   Schedule B - Contractor Scope of Work
4.   Schedule C - Project Schedule
5.   Schedule D - Terms of Payment and Liquidated Damages

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Schedule B
                                   ----------


                                  SCOPE OF WORK
                        FiveCom of Maine LLC Project from
                                      [**]

I.    ADSS Fiber Optic Cable Installation:

      Contractor shall furnish equipment, labor, and supervision to completely install according to specifications provided, approximately [**].

      Owner shall furnish all design and material including, but not limited to:

      -   ADSS cable
      -   ADSS attachment hardware
      -   ADSS pole connecting hardware

      Owner shall accomplish all make-ready work including but not limited to installing new poles, new guys, and appurtenances such that upon delivery of the ADSS cable and hardware installation can begin.

      In the event that materials or permits are not in place on the dates indicated in the Schedule contained in Schedule C, Contractor and Owner shall be given the opportunity to negotiate either (i) an extension to the Contract Time pursuant to Article 16 or (ii) an adjustment to the Contract Price to meet the same scheduled completion date.

II.   Fiber Cable Splicing and Testing:
      ----------------------------------

      Owner shall provide Contractor with all required specifications (copy attached to this Schedule) for splicing and testing the fiber cable, including the actual splice location points. Contractor shall be responsible for hiring, subject to Owner's approval, a qualified, reputable splicing contractor. The Contractor shall be responsible for managing, coordinating, and providing access for the Subcontractor. The Owner shall be responsible for all Quality Assurance/Quality Control, and ensuring Subcontractor performance is in conformance with specifications.

Schedule B
SCOPE OF WORK
Page 2

      Contractor shall provide Owner with all required documentation for testing each splice at each location according to the specification provided in RFQ 97A05-EL.

      Final testing of the cable, from end to end, with results meeting the specifications provided, shall be the evidence that Substantial Completion has been achieved.

                                   Schedule C
                                   ----------

                                PROJECT SCHEDULE

CONTRACTOR understands that time is of the essence in the completion of this contract. CONTRACTOR is committed to completing its construction activities in accordance with the attached schedule dated 1/15/97 with a Substantial Completion Date of March 28, 1997.

Final Completion will be accomplished soon as possible following Substantial Completion.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Schedule D
                                   ----------

                     TERMS OF PAYMENT AND LIQUIDATED DAMAGES

D.1 Terms of Payment - Owner shall pay Contractor for the work performed in accordance with the provisions of Article 14 of the Contract. Contractor shall invoice Owner for all labor, supervision, and equipment supplied by Contractor (excluding snow removal costs) on a time and material basis less Contractor's Fixed fee which has been negotiated at [**]. Upon achievement of Substantial Completion of the Project, Contractor shall issue it's Final Invoice to Owner for the final cost & incurred plus Contractor's fee which is detailed in the following table. Owner shall reimburse Contractor for the fee less any amounts required to be paid by Contractor to Owner for Liquidated Damages pursuant to
Article 16.4 of the Contract and the following paragraph D.2.

Owner shall pay Contractor for the work performed by the splicing and testing Subcontractor in accordance with the provisions of Article 14 of the Contract. Contractor shall invoice Owner for all services of the splicing and testing Subcontractor at cost plus Contractor's administration fee of [**].

                       Estimated Contract Price Breakdown
                       ----------------------------------

         Labor, Field Supervision                        [**]
         Equipment                                       [**]
         Subtotal                                        [**]

         CONTRACTOR Fixed Fee                            [**]

         Estimated Contract Price*                       [**]

* Excludes Snow Removal and Splicing and Testing Subcontractor - Snow removal costs, when incurred, shall be invoiced separately and at Contractor's actual costs less fee. Such snow removal costs shall not be calculated in the Contract Price. Splicing and testing Subcontractor shall be invoiced separately and at Contractor's actual costs plus [**] fee, currently estimated (total) cost is [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


D.2   Liquidated Damages for Failure to Achieve Substantial Completion

      In the event Contractor fails to achieve Substantial Completion by the Substantial Completion Date (March 28, 1997) described in Schedule C (as modified pursuant to the provisions of Article 1.6 of the Contract), resulting from the fault or neglect of Contractor, Contractor shall pay to Owner as Liquidated Damages, but not as penalty, the amount of [**].

Limitation of Liability for Liquidated Damages

In no event shall Contractor's liability for liquidated damages for Failure to Achieve Substantial Completion exceed Contractor's Fixed Fee of[**]. Liquidated Damages shall be Owner's sole remedy by Contractor for Failure to Achieve Substantial Completion. No other penalties, liabilities, or obligations will be incurred by CONTRACTOR.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                              February 27, 1997



Mr. Victor Colantanio
Manager, FiveCom LLC
391 Totten Pond Road
Suite 401
Waltham, MA  02154

RE: CHANGE ORDER #1 TO THE "AGREEMENT BETWEEN FIVECOM LLC AND E/PRO ENGINEERING AND ENVIRONMENTAL CONSULTING TO [**]
      EXECUTED ON 2/4/97
      ----------------------------------------------------------------

Dear Mr. Colantanio:

* Change Order #1 is written to cover the rodding and installation of innerduct and loose tube fiber for the underground portion of the Project from [**].
* All terms and conditions of the original contract will apply. Schedule E "Schedule, Scope of Work and Terms of Payment" for this portion of the Project.

If you are in agreement with this Change Order, please countersign where indicated and return to my attention. Should you need to discuss any of the specifics of this Change Order, please contact me at (207) 626-9687.

                                          Sincerely,


FIVECOM LLC                               E/PRO
-----------                               -----



/s/ Victor Colantonio                     /s/ Robert G. Letourneau
-----------------------------             -------------------------------
Signature:                                Signature:
Title:   Manager                          Title:   Vice President
Address  391 Totten Pond Road             Address: 41 Anthony Avenue
         Suite 401                                 Augusta, Maine
         Waltham, Massachusetts                    04330
         02154

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Schedule E
                                   ----------

                        FiveCom of Maine LLC Project from
                                      [**]

                  SCHEDULE, SCOPE OF WORK, AND TERMS OF PAYMENT

E.1   Schedule

      a) Contractor understands that time is of the essence in completion of this Contract. Contractor is committed to completing the activities in accordance with the attached schedule dated 2/28/97 with a Substantial Completion date of March 28, 1997. The Owner understands that work may be hampered by weather conditions or ductbank groundwater conditions that are beyond the Contractor's control and agrees to the conditions set forth in E.2.c.

            Final completion will be accomplished as soon as possible following Substantial Completion.

E.2   Scope of Work

      a) Contractor shall provide equipment, labor and [illegible] completely install according to [illegible] provided approximately [**]. Contractor shall leave the end coiled in the basement. Owner will install and terminate in the building.

      b) Owner shall furnish all design and material including, but not limited to:

            Actual [illegible] tube fiber optic cable locations
            Design and Procurement of all equipment required at [**]. Innerduct and all associated hardware.
            Loose tube fiber optic cable and all associated termination equipment.

      c) In the event that weather conditions and/or water conditions in underground duct banks prohibit construction activities. Contractor and owner shall be given the opportunity to negotiate either (I) an extension to the Contract Time pursuant to Article 16 or (II) if possible, an adjustment to the Contract price to meet the same scheduled completion date.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



      d) Contractor shall be responsible for hiring on a time-and-materials basis, subject to the Owner's approval, a qualified, reputable [illegible] and innerduct installation Subcontractor. The Owner's [illegible] representative (MaineCom) shall be responsible for coordinating and providing access for the Subcontractor.

      e) Owner shall provide Contractor with all required specifications for splicing and testing the fiber cable, including the actual [illegible] location points. Contractor shall secure White Mountain Cable on a time and material basis for splicing and testing. The Contractor shall be responsible for managing and coordinating the Subcontractor's activities. The Owner shall make all necessary arrangements for providing White Mountain Cable access to substation and buildings. The Owner shall be responsible for all Quality Assurance/Quality Control and ensuring Subcontractor performance is in conformance with specifications.

E.3 Terms of Payment Owner shall pay Contractor for the work performed in accordance with the provisions of Article 14 of the Contract. Contractor shall invoice Owner for all labor, supervision, and equipment supplied by Contractor on a time and material basis less Contractor's fixed fee which has been negotiated at [**]. Upon achievement of Substantial Completion of the [**]. Contractor shall issue [illegible] invoice to Owner for the final [illegible] plus Contractor's fee which is detailed in the following table.

Owner shall pay Contractor for the work performed by the rodding and [illegible] installation and the [illegible] and [illegible] Subcontractors in accordance with the provisions of Article 14 of the Contract. Contractor shall invoice Owner for all services of the Subcontractors at cost plus Contractor's administration fee of [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                       Estimated Contract Price Breakdown
                       ----------------------------------

Labor, Field Supervision                                      [**]
Equipment                                                     [**]
Subtotal                                                      [**]

CONTRACTOR Fixed Fee                                          [**]

Estimated Contract Price* (excluding subcontractors)          [**]

*Excludes Rodding and Innerduct Installation, and Splicing and Testing Subcontractors fees. Subcontractors shall be retained on a time-and-materials basis and [illegible] at Contractor's actual costs plus [**] fee. Currently estimated (total) Subcontractor's cost are:

         Rodding and Installation Subcontractor                [**]
         Splicing and Testing Subcontractor                    [**]
         [**] Fee                                              [**]
         Estimated Subcontractor Total                         [**]

                                 ONE LINE ROUTE





                                      [MAP]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                      {**]